UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2017

____________________

IMATION CORP.

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As was previously disclosed, on January 31, 2017, Imation Corp. (the “Company” or “we”) held a special meeting of the stockholders of the Company (the “Special Meeting”) at which the stockholders approved the issuance of up to 15,000,000 shares (the “Capacity Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Subscription Agreement, dated as of November 22, 2016, by and between the Company and Clinton Group, Inc. (“Clinton”), as amended by Amendment No. 1 to the Subscription Agreement, dated as of January 9, 2017 (the “Amendment”) (as so amended, the “Subscription Agreement”). Clinton is a diversified asset management firm that invests globally across multiple alternative investment strategies, an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) and a stockholder of the Company. Joseph A. De Perio, the Non-Executive Chairman of the Board of Directors of the Company (the “Board”), is a Senior Portfolio Manager at Clinton.

Pursuant to the terms of the Subscription Agreement, on February 2, 2017 (the “Initial Closing Date”), we entered into a Capacity and Services Agreement (the “Capacity and Services Agreement”) with Clinton and GlassBridge Asset Management, LLC (“GlassBridge”), our investment adviser subsidiary.

As consideration for the capacity and services Clinton has agreed to provide under the Capacity and Services Agreement and pursuant to the terms of the Subscription Agreement, we issued 12,500,000 shares of Common Stock to Madison Avenue Capital Holdings, Inc. (“Madison”), an affiliate of Clinton, on the Initial Closing Date.

On the Initial Closing Date, we entered into a Registration Rights Agreement with Madison (the “Registration Rights Agreement”) relating to the registration of the resale of the Capacity Shares.

On the Initial Closing Date, we also entered into a letter agreement with Madison pursuant to which Madison has agreed to a three-year lock-up with respect to any Capacity Shares issued to it (the “Letter Agreement”).

Pursuant to the terms of the Capacity and Services Agreement, GlassBridge’s initial board of directors is comprised of Joseph A. De Perio, the Non-Executive Chairman of the Company’s Board and a Senior Portfolio Manager at Clinton, Daniel Strauss, a Portfolio Manager at Clinton, Donald H. Putnam, a member of the Company’s Board, Alex Spiro, a member of the Company’s Board and Chair of its Special Committee, and Harlan H. Simon, who has over 20 years of hedge fund experience.

For descriptions of the terms and conditions of the Subscription Agreement, the Capacity and Services Agreement and the Registration Rights Agreement and the issuance of the Capacity Shares, please refer to Item 1.01 and Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2016, which are incorporated herein by reference.

The foregoing descriptions of the Subscription Agreement, the Amendment, the Capacity and Services Agreement, the Registration Rights Agreement and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the Subscription Agreement, the Amendment, the Capacity and Services Agreement, the Registration Rights Agreement and the Letter Agreement, which are incorporated herein by reference. A copy of the Subscription Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2016 and a copy of the Amendment was filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 10, 2017. Copies of the Capacity and Services Agreement, the Registration Rights Agreement and the Letter Agreement are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Interim Chief Executive Officer

On February 2, 2017, Robert B. Fernander resigned as our Interim Chief Executive Officer. As a result and pursuant to the terms of the Second Amendment to the Employment Agreement, dated as of November 22, 2016, by and between the Company and Mr. Fernander (the “Fernander Employment Agreement”), Mr. Fernander also resigned as a member of our Board, effective February 2, 2017. Mr. Fernander will continue to serve as the Chief Executive Officer of Nexsan Corporation (“Nexsan”) pursuant to the terms of the Employment Agreement, dated as of November 22, 2016, by and between Nexsan and Mr. Fernander (the “Nexsan Employment Agreement”).

Following Mr. Fernander’s resignation, our Board appointed Danny Zheng to serve as our Interim Chief Executive Officer, effective February 2, 2017. Mr. Zheng will continue in his role as Chief Financial Officer and will serve as our Interim Chief Executive Officer until our Board appoints a new Chief Executive Officer. Our Board is working with a nationally recognized executive search firm, focused exclusively on the placement of talent in the asset management industry, to identify strong Chief Executive Officer candidates.

There are no arrangements or understandings with the Company pursuant to which Mr. Zheng was appointed to serve as Interim Chief Executive Officer. There are no family relationships between Mr. Zheng and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Zheng was a participant.

Danny Zheng Employment Agreement

On February 2, 2017, we entered into Amendment No. 1 to the Employment Agreement, dated as of April 26, 2016, with Mr. Zheng (the “Zheng Amendment”). The Zheng Amendment provides for the following compensation changes relating to Mr. Zheng’s service as our Chief Financial Officer: (i) an increase in his annual base salary to $315,000 (from $270,000), effective as of April 1, 2017; (ii) an increase in his annual performance-based target bonus to 50% (from 45%) of his annual base salary, in respect of work performed during fiscal year 2017 and subsequent fiscal years; and (iii) an equity grant of not less than 450,000 shares of Imation common stock, the terms and conditions of which will be determined by the Compensation Committee of our Board at its next regularly scheduled meeting.

The foregoing descriptions of the Fernander Employment Agreement, the Nexsan Employment Agreement and the Zheng Amendment do not purport to be complete and are qualified in their entireties by reference to the Fernander Employment Agreement, the Nexsan Employment Agreement and the Zheng Amendment, which are incorporated herein by reference. Copies of the Fernander Employment Agreement and the Nexsan Employment Agreement were filed as Exhibits 10.3 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2016. A copy of the Zheng Amendment is filed as Exhibit 10.4 hereto.

Resignation of Barry L. Kasoff

On February 2, 2017, Barry L. Kasoff also resigned as a member of our Board, effective on the same day. Mr. Kasoff’s resignation follows the completion by the Company of its restructuring plan, an effort which was led by Mr. Kasoff as the Company’s Chief Restructuring Officer until his resignation from such position on September 8, 2016. Mr. Kasoff’s resignation as a member of our Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kasoff remains available to assist the Company on certain matters relating to our legacy business.

Item 7.01	Regulation FD Disclosure.

On February 3, 2017, we issued a press release announcing the closing of the transactions described in Item 1.01 herein. We have furnished herewith as Exhibit 99.1 a copy of the press release.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

Dated: February 3, 2017	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Capacity and Services Agreement, dated as of February 2, 2017, by and among Clinton Group, Inc., the Company and GlassBridge Asset Management, LLC.
10.2	Registration Rights Agreement, dated as of February 2, 2017, by and between the Company and Madison Avenue Capital Holdings, Inc.
10.3	Letter Agreement, dated as of February 2, 2017, by and between the Company and Madison Avenue Capital Holdings, Inc.
10.4	Amendment No. 1 to Employment Agreement, dated as of February 2, 2017, by and between the Company and Danny Zheng.
99.1	Press Release, dated February 3, 2017.